UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 23, 2011

EAST COAST DIVERSIFIED CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	000-50356	55-0840109
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

810 Franklin Court, Suite H Marietta, Georgia 30067
(Address of principal executive offices)

(770) 953-4184
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

The information set forth in Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 2.01 – Completion of Acquisition or Disposition of Assets.

Acquisition of Rogue Paper, Inc.

On October 31, 2011, East Coast Diversified International, Inc. (“ECDC” or the “Company”), filed with the Securities and Exchange Commission a Current Report on Form 8-K with respect to its acquisition of Rogue Paper, Inc., a California Carolina corporation (“Rogue Paper”) whereby the Registrant acquired fifty-one percent (51%) of the issued and outstanding common stock of Rogue Paper in exchange for 2,500,000 shares of the Registrant's Series A convertible preferred stock, par value $.001 per share (the “Preferred Shares”) pursuant to that certain Share Exchange Agreement (the “Share Exchange Agreement”) dated October 23, 2011 (the “Effective Date”) by and among the Company and Rogue Paper, Inc.

Pursuant to the Share Exchange Agreement, no sooner than twelve months from the Effective Date, the Preferred Shares shall be convertible, at the option of the holder of such shares, into an aggregate of fifty million shares of the Company’s common stock, par value $0.001 per share.  Beginning sixth months from the Effective Date, both the Company and holders of the Preferred Shares shall have the option to redeem any portion of such holders’ Preferred Shares, for cash, at a price of sixty cents ($0.60) per share.  Additionally, commencing twenty-four (24) months from the Effective Date, the holders of the remaining, unsold shares of Rogue Paper common stock may require the Company to redeem such shares, for cash, at a price of three cents ($0.03) per share.

Furthermore, the Company shall purchase up to one million dollars ($1,000,000) of additional shares of Rogue Paper common stock, in intervals to be determined, over the course of the next twelve months.

This Amendment No. 1 to Current Report on Form 8-K provides the required financial information and amends Item 9.01 of the Current Report on Form 8-K filed by the Company on October 31, 2011.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description
10.1
Share Exchange Agreement by and between the Company and Rogue Paper, Inc, dated October 23, 2011 (incorporated by reference to the Company’s Quarterly Report on Form 10-Q for the period ending September 30, 2011 filed with the Commission on November 21, 2011)

99.1	Audited Financial Statements of Rogue Paper, Inc. as of December 31, 2010 and for the period from February 17, 2010 (Inception) to December 31, 2010

99.2	Unaudited Financial Statements of Rogue Paper, Inc. as of and for the nine months ended September 30, 2011 and for the period from February 17 (Inception) to September 30, 2010

99.3
Pro Forma Balance Sheet and Statement of Operations for East Coast Diversified Corporation and Rogue Paper, Inc. as of and for the nine months ended September 30, 2011 and Statement of Operations for East Coast Diversified Corporation and Rogue Paper, Inc. for the year ended December 30, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: February 2, 2012	EAST COAST DIVERSIFIED CORPORATION

	By:	/s/ Kayode Aladesuyi
Name: Kayode Aladesuyi
Title: Chief Executive Officer